NEWS RELEASE

Completel Europe N.V.                Investor Contact:
Blaak 16                             Catherine  Blanchet, Director of
3011 TA Rotterdam                    Strategic Planning and Investor Relations
The Netherlands                      Tel: +33 1 72 92 20 32
+31 10 43 00 844                     e-mail: ir@completel.fr

(ParisBourse: CTL)

September 26, 2002


     NON-CONVERTED SHARES LISTED ON THE "BOARD OF DELISTED SECURITIES"

              NEW ORDINARY SHARES LISTED ON THE PREMIER MARCHE


Paris, September 26, 2002 - Completel Europe N.V. reminds its shareholders that, as previously announced, the 670-to-one reverse split of its ordinary shares was effected on September 16, 2002, and that the conversion of each 670 old ordinary shares (which are now fractional shares) into one new ordinary share is mandatory. Any outstanding fractional shares will remain listed solely in order to facilitate their negotiation.

As indicated in the Euronext release n(degree)2002-3348 issued on September 23, commencing today, fractional shares (Sicovam code 5728) are listed on the "Board of Delisted Securities."

The Company's converted ordinary shares are listed on the Premier Marche (Sicovam code 5506).


Completel Europe NV (ParisBourse: CTL).

Completel is a facilities-based provider of fiber optic local access telecommunications and Internet services to business end-users, carriers and ISPs in France.

NOTE:

Ordinary shares of CompleTel Europe N.V. will be issuable upon exercise of the warrants previously distributed by it to certain of its existing shareholders and any such issuance will represent new financing for the company. A registration statement relating to the ordinary shares of the company underlying its warrants has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These ordinary shares may not be sold nor may offers to buy them be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. Following effectiveness of the registration statement, a written prospectus relating to these securities and meeting the requirements of Section 10 of the U.S. Securities may be obtained from CompleTel Headquarters Europe S.A.S. at Tour Egee, 9-11, allee de l'Arche 92671 Courbevoie Cedex, France; attention: investor relations. Telephone requests may be directed to our investor relations director at 01-72-92-20-32.

The information in this press release may include information that constitutes "forward-looking statements" within the meaning of Section 21E of the U.S. Securities Exchange Act. These forward-looking statements are identified by their use of such words as "believes," "anticipates," "should," "expects," "forecast," "projects," and similar expressions. Such statements are based on the current expectations and assumptions of the management of Completel only, and Completel does not undertake to publicly update or revise these statements, whether as a result of new information, future events or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Completel's actual future results, performance and achievements to differ materially from those forecasted or suggested in this press release. Such factors include, but are not limited to: (a) decline in demand for Completel's telecommunications services; (b) pricing pressures from Completel's direct competitors as well as from providers of alternative services; (c) failures, shutdowns or service disturbances with respect to Completel's networks; and (d) worsening carrier and Internet data market weakness. For a more detailed discussion of such risks affecting the Company, please refer to Completel's registration statements and 10-K, 10-Q and 8-K reports filed with the U.S. Securities and Exchange Commission.


 Paris office: Tour Egee, 9-11 allee de l'Arche, 92671 Courbevoie Cedex, FRANCE
                           Tel: +33 1 72 92 20 00
                             www.completel.com